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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM  8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report : July 10, 1998



                              VENTURE SEISMIC LTD.
               (Exact name of registrant as specified in charter)


                                ALBERTA, CANADA
                 (State or other jurisdiction of incorporation)



0-27070                                                        N/A
(Commission File Number)                     (IRS Employer Identification No.)




              3110 - 80th Avenue S.E. Calgary, Alberta   T2C 1J3

       (Address of principal executive offices)               (Zip code)


                               (403) 777-9070
              (Registrant's telephone number including area code)

                             Not Applicable
         (Former name or former address, if changed since last report)




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Item 2.  Other events

     On July 8, 1998, Venture Seismic Ltd. ("Venture") announced that it expects to report a significant loss for its third quarter of fiscal 1998. The loss results from substantially reduced revenue during the quarter from the Company's wholly owned subsidiary in the United States, Boone Geophysical, Inc. ("Boone"). For the quarter ended June 30, 1998, Boone is expected to report significantly less revenue than anticipated due to inefficiencies in meeting certain customer commitments for projects in progress as a result of timing demands and equipment shortages. Reference is made to Venture's press release dated July 8, 1998, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

     (c )    Exhibits

               99.1   Press release dated July 8, 1998


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VENTURE SEISMIC LTD.


                              By: /s/ Brian Kozun
                                  Brian W. Kozun
                                  President and Chief Executive Officer


                             Dated:  July 10, 1998